Exhibit 10.34

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EPE EMPLOYEE HOLDINGS, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

DATED AS OF AUGUST 30, 2013

THE UNITS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE AFORESAID ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER, AND IN COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

SUCH UNITS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, CERTAIN MANAGEMENT INCENTIVE UNIT AGREEMENTS AND THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 30, 2013, BY AND AMONG EP ENERGY CORPORATION AND THE OTHER PARTIES THERETO, AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME.

		Page
ARTICLE I
DEFINITIONS AND USAGE

Section 1.01	Definitions	2
Section 1.02	Terms and Usage Generally	11

ARTICLE II
THE COMPANY

Section 2.01	Formation	11
Section 2.02	Name	12
Section 2.03	Qualification; Filings	12
Section 2.04	Term	12
Section 2.05	Registered Agent and Registered Office	13
Section 2.06	Purposes	13
Section 2.07	Powers of the Company	13
Section 2.08	Partnership Status	13
Section 2.09	Ownership of Property	13
Section 2.10	Resignation and Replacement of the Initial Manager	13
Section 2.11	Coordination Between the Members and Holdco	13

ARTICLE III
BOOKS AND RECORDS; MEMBERS

Section 3.01	Tax and Accounting Information; Banking	14
Section 3.02	Admission of Members	15
Section 3.03	Books and Records	16
Section 3.04	Limited Voting Rights of Members	17

ARTICLE IV
UNITS

Section 4.01	Authorized and Outstanding Class B Units	17
Section 4.02	No Preemptive Rights	17
Section 4.03	Certificates	18

ARTICLE V
CAPITAL CONTRIBUTIONS;
DISTRIBUTIONS AND ALLOCATIONS

Section 5.01	Capital Contributions	18
Section 5.02	Capital Accounts	19
Section 5.03	Distributions	20
Section 5.04	Allocations	22

i

(Continued)

		Page

Section 5.05	Other Allocation Rules	25
Section 5.06	Tax Withholding; Withholding Advances	27

ARTICLE VI
CERTAIN TAX MATTERS

Section 6.01	Tax Matters Partner	28
Section 6.02	U.S. Federal Income Tax Classification of the Company	29
Section 6.03	Safe Harbor	29

ARTICLE VII
MANAGEMENT OF THE COMPANY

Section 7.01	Management of the Company by the Manager	30
Section 7.02	Resignation	30
Section 7.03	Agency Authority of Managers and Officers	30
Section 7.04	Limited Liability	30

ARTICLE VIII
TRANSFERS OF UNITS

Section 8.01	Restrictions on Transfers	31
Section 8.02	Drag-Along Rights	32
Section 8.03	Repurchase; Forfeiture	34

ARTICLE IX
REPRESENTATIONS AND WARRANTIES;
CERTAIN OTHER AGREEMENTS

Section 9.01	Representations and Warranties of the Company	34
Section 9.02	Representations and Warranties of the Members	35
Section 9.03	Fiduciary Duties; Competing Activities	36

ARTICLE X
LIMITATION ON LIABILITY; EXCULPATION
AND INDEMNIFICATION

Section 10.01	Limitation on Liability	37
Section 10.02	Exculpation and Indemnification	38
Section 10.03	Insurance	39

ii

(Continued)

iii

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
EPE EMPLOYEE HOLDINGS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

This Third Amended and Restated Limited Liability Company Agreement (as amended, supplemented or modified from time to time, this “Agreement”) of EPE Employee Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of August 30, 2013, by and among the Company, the Members, the Manager and, solely for the purpose of Section 2.10, EPE Acquisition, LLC, a Delaware limited liability company (solely in such capacity, the “Initial Manager”).  Unless otherwise specified, capitalized terms used herein shall have the respective meanings set forth in Article I.  The Company, the Members and the Manager are sometimes collectively referred to herein as the “Parties” and each is sometimes referred to herein as a “Party.”

RECITALS

WHEREAS, the Company was formed pursuant to the Delaware Act by the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on March 26, 2012 (the “Certificate of Formation”);

WHEREAS, the Company was formed for the sole purpose of holding certain interests in EPE Acquisition, LLC, and any successor entity to EPE Acquisition, LLC, and receiving distributions in respect of such interests;

WHEREAS, the Initial Manager and the Members or their predecessors in interest (as the case may be), entered into that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated as of May 24, 2012 (the “Prior Agreement”);

WHEREAS, EPE Acquisition, LLC has been restructured to form a new corporate holding structure for its operating business;

WHEREAS, as a result of such restructuring, EP Energy Corporation, a Delaware corporation, became the parent entity of EPE Acquisition, LLC (EP Energy Corporation and any successor entity thereto, “Holdco”);

WHEREAS, the parties to the Prior Agreement or their successors in interest (as the case may be) desire to amend the Prior Agreement to reflect such restructuring and the resulting successor entity;

WHEREAS, pursuant to the Prior Agreement and in accordance with the Delaware Act, the Initial Manager has agreed to resign from the Company as the Initial Manager and appoint Holdco as the replacement Manager of the Company; and

WHEREAS, the Parties desire that this Agreement be the Company’s “limited liability company agreement,” as such term is defined in Section 18-101(7) of the Delaware Act.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, acting pursuant to the Delaware Act, agree that this Agreement shall govern the relationship between the Company, the Members and the Manager and do hereby amend and restate the Prior Agreement in its entirety as follows:

ARTICLE I
DEFINITIONS AND USAGE

Section 1.01          Definitions.

(a)           The following terms shall have the following meanings for the purposes of this Agreement:

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i)            Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the respective penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)           Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; provided, that for the purposes hereof, neither the Company nor the Manager shall be treated as an Affiliate of any Member.

“Allocation Year” means (i) the period commencing on April 24, 2012 and ending on December 31, 2012, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Net Income, Net Loss and other items of Company income, gain, loss or deduction pursuant to Article V.

“Applicable Obligations” has the meaning set forth in the Holdco Agreement.

“Applicable Rights” has the meaning set forth in the Holdco Agreement.

“Applicable Understandings” has the meaning set forth in the Holdco Agreement.

“Award Agreement” has the meaning set forth in the Holdco Agreement.

“Board” means the board of directors of Holdco or any similar governing body of any successor entity.

“Board Observer” has the meaning set forth in the Holdco Agreement.

“Business Day” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 5.02.

“Capital Contribution” means, with respect to any Member, the amount of money contributed or, to the extent provided herein, deemed contributed to the Company and the initial Carrying Value of any Property (other than money) contributed to the Company with respect to the Units held by such Member as of such date.

“Capital Interest Percentage” means, with respect to any Member, as of any date of determination and as determined in good faith by the Manager, the percentage of the total distributions that would be made to such Member if the assets of the Company were sold for their Carrying Values, all liabilities of the Company were paid in accordance with their terms, all Management Loans were satisfied, all Unvested Units became Vested Units, all items of Net Income and Net Loss were allocated to the Members in accordance with Article V, and the resulting net proceeds were distributed to the Members in accordance with Article XI; provided, however, that the Manager may determine that the Members’ Capital Interest Percentages should be determined based upon a hypothetical sale of the assets of the Company for their respective Fair Market Values (instead of Carrying Values) in order to ensure that such percentages correspond to the Members’ “proportionate interests in partnership capital” as defined in Treasury Regulation Section 1.613A-3(e)(2)(ii). The foregoing definition of Capital Interest Percentage is intended to result in a percentage that corresponds with that defined as “partner’s proportionate interest in partnership capital” in Treasury Regulation Section 1.613A-3(e)(2)(ii), and Capital Interest Percentage shall be interpreted consistently therewith.

“Capital Transaction” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Carrying Value” means with respect to any Property (other than money), such Property’s adjusted basis for federal income tax purposes, except as follows:

(i)            The initial Carrying Value of any such Property contributed by a Member to the Company shall be the Fair Market Value of such Property;

(ii)           The Carrying Values of all such Properties shall be adjusted to equal their respective Fair Market Values (taking Section 7701(g) of the Code into account), at the time of any Revaluation pursuant to Section 5.02(c);

(iii)          The Carrying Value of any item of such Properties distributed to any Member shall be adjusted to equal the Fair Market Value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution; and

(iv)          The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.04(b)(vi); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss and for purposes of computing Simulated Depletion.

“Class B Exchange” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Class B Exchange Amount” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Governing Documents” has the meaning set forth in the Holdco Agreement.

“Company Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“control” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Covered Person” means (i) each Member or an Affiliate thereof, in each case in such capacity, (ii) each Representative of the Company in such capacity, (iii) each executive officer or authorized agent of the Company in such capacity, and (iv) the Manager, Holdco and each of their respective Affiliates, in each case, in such capacity.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq.

“Depletable Property” means each separate oil and gas property as defined in Section 614 of the Code held by the Company directly or indirectly through Holdco.

“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction (other than Simulated Depletion) allowable with respect to an asset for such Allocation Year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Manager.

“Drag-Along Notice” has the meaning set forth in the Holdco Agreement.

“Drag-Along Purchaser” has the meaning set forth in the Holdco Agreement.

“Drag-Along Sale” has the meaning set forth in the Holdco Agreement.

“Drag-Along Terms” has the meaning set forth in the Holdco Agreement.

“EMI” means EPE Management Investors, LLC, a Delaware limited liability company.

“EMI Agreement” means the Third Amended and Restated Limited Liability Company Agreement of EMI, dated as of the date hereof, as amended, restated, supplemented or modified from time to time.

“EMI Capital Contributions” means “Capital Contributions” as defined in the EMI Agreement.

“EMI Units” means “Class A Units” as defined in the EMI Agreement.

“Enforceability Exceptions” means (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) any legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law or under applicable legal codes).

“Fair Market Value” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Fiscal Year” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“GAAP” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Governmental Authority” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Holdco Agreement” means the Stockholders Agreement, dated as of August 30, 2013, by and among Holdco and the other parties thereto, as amended, restated, supplemented or modified from time to time.

“Holdco A Shares” means “Class A Shares” as defined in the Holdco Agreement.

“Holdco B Shares” means “Class B Shares” as defined in the Holdco Agreement.

“Holdco Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Holdco, filed with the Secretary of State of the State of Delaware on August 30, 2013 (as may be amended, restated or modified from time to time).

“Initial Member” means EPE Acquisition, LLC, a Delaware limited liability company, solely in its capacity as the sole member of the Company prior to the Prior Agreement.

“IPO” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“IRS” means the Internal Revenue Service of the United States.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Losses” means, with respect to any indemnity specified herein, the amount of any liability, loss, cost, expense, claim, award, judgment, settlement, obligation, damage, injury, tax, fine, Lien, penalty or deficiency incurred or suffered by any Person entitled to indemnification hereunder arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise, including interest thereon and reasonable fees, expenses and disbursements of attorneys, consultants, accountants or other Representatives and experts incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity.

“Member” means any Person named as a member (as such term is defined in the Delaware Act) of the Company on Schedule A and on the books and records of the Company, as the same may be amended from time to time to reflect any Person admitted as a Substitute Member, for so long as such Person continues to be a member of the Company. For the avoidance of doubt, no Person who has not been issued Class B Units by the Company (except for any Substitute Member) shall be a “Member.”

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)) determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“MIP Agreement” has the meaning set forth in the Holdco Agreement.

“Net Income” and “Net Loss” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)            Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii)           Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be subtracted from such taxable income or loss;

(iii)          In the event the Carrying Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Income and/or Net Loss;

(iv)          Gain or loss resulting from any disposition of Property (other than Depletable Property) with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;

(v)           Gain resulting from any disposition of a Depletable Property with respect to which gain is recognized for U.S. federal income tax purposes shall be treated as being equal to the corresponding Simulated Gain;

(vi)          In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

(vii)         To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s limited liability company interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(viii)        Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.04(b) or Section 5.04(c) shall not be taken into account in computing Net Income and Net Loss.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.04(b) or Section 5.04(c) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vii) above.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Original LLC Agreements” means, collectively, the Limited Liability Company Agreement of the Company dated as of March 26, 2012, the Amended and Restated Limited Liability Company Agreement of the Company dated as of April 24, 2012, and the Prior Agreement.

“Percentage Interest” means as of any date of determination, with respect to any Member, a fraction, expressed as a percentage, the numerator of which is the number of Class B Units held by such Member as of such date and the denominator of which is the aggregate number of Class B Units held by all of the Members as of such date.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, Governmental Authority or other entity.

“Prime Rate” means the rate of interest from time to time identified by the Wall Street Journal as being the “prime” or “reference” rate.

“Property” means an interest of any kind in any real or personal (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Representatives” means with respect to any specified Person, such Person’s current, former or future (as applicable) officers, directors, managers, shareholders, partners, members, equity holders, parents, agents, employees, representatives (including attorneys, accountants, consultants, bankers and financial advisors of such Person or its Affiliates) and Affiliates (including, with respect to any Member, any Manager(s) designated by such Member).

“Restructuring” means the consummation of the transactions contemplated by the Restructuring Agreement.

“Restructuring Agreement” has the meaning set forth in the Holdco Agreement.

“Restructuring Date” means the date on which the Restructuring occurs pursuant to the Restructuring Agreement (which, for avoidance of doubt, is August 30, 2013).

“Section 2.01 Principle” has the meaning set forth in the Holdco Agreement.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the United States Securities Act of 1933 (as amended) and the rules and regulations thereunder.

“Series Sharing Percentage” means, as of any date of determination, with respect to a series of Class B Units and any Member, a fraction, expressed as a percentage, the numerator of which is the number of Class B Units of such series held by such Member as of such date, and the denominator of which is the aggregate number of Class B Units of such series held by all Members holding such series of Class B Units as of such date.

“Simulated Basis” means the Carrying Value of any Depletable Property.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with U.S. federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Gain” means the amount of gain realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the amount of loss realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

“Subscription Agreement” has the meaning set forth in the Holdco Agreement.

“Subsidiary” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Substitute Member” means any Person admitted as a Member pursuant to Section 3.02(b) in connection with the Transfer of then-existing Units to such Person.

“Threshold Capital Transaction” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Threshold Capital Proceeds” has the meaning set forth in the Holdco Certificate of Incorporation, as in effect on the Restructuring Date.

“Transfer” means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, and shall include all matters deemed to constitute a Transfer under Article VIII.  The terms “Transferred,” “Transferring,” “Transferor,” “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Treasury Regulations” mean the regulations promulgated under the Code.

“Unit” means a Member’s limited liability company interest in the Company representing a fractional part of the limited liability company interests in the Company of all Members; provided, that any type, class or series of Units shall have the designations, preferences and/or special rights set forth or referenced in this Agreement with respect to such type, class or series of Units, and the limited liability company interest in the Company represented by such type, class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

“Unvested Unit” means any Class B Unit that has not vested pursuant to the terms and conditions of the applicable Award Agreement and the provisions hereof.

“Vested Unit” means any Class B Unit that has vested pursuant to the terms and conditions of the applicable Award Agreement and the provisions hereof; provided, however, that notwithstanding the terms and conditions of any applicable Award Agreement, the Class B Units shall be subject to earlier vesting as provided in the Company Governing Documents and the MIP Agreement.

(b)           As used in this Agreement, each of the following capitalized terms shall have the meaning described to them in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Certificate of Formation	Recitals
Class	4.01
Class B Units	4.01
Company	Preamble
Covered Investor	9.03(a)
Confidential Information	12.13(b)
Dissolution Event	11.01(c)
Fees	5.03(a)
First A&R Agreement	Recitals
Flow-Through Distributions	5.03(a)
Holdco	Recitals
Initial Manager	Recitals
Management Loan	5.03(d)
Manager	7.01
Member Parties	12.13(a)
Parties	Preamble
Party	Preamble
Permitted Transfer	8.01(c)

Term	Section
Permitted Transferee	8.01(c)
Prior Agreement	Recitals
Proposed Guidance	6.03
Regulatory Allocations	5.04(c)
Revaluation	5.02(c)
Safe Harbor	6.03
Tax Matters Partner	6.01
Withholding Advances	5.06(b)

Section 1.02          Terms and Usage Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  The terms “clause(s)” and “subparagraph(s)” shall be used herein interchangeably.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All accounting terms not defined in this Agreement shall have the meanings determined by GAAP.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to a Person are also to its permitted successors and permitted assigns.  Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each reference herein (other than in any Schedule or Exhibit) to Unit numbers or amounts shall be appropriately adjusted for any Unit split, recapitalization, recombination, reclassification or the like with respect to such Units occurring after the date hereof.  Any references herein to “US$”, “$” or “dollars” shall mean U.S. dollars shall be made in U.S. dollars.  Any references herein to “the date hereof” shall mean August 30, 2013.

ARTICLE II
THE COMPANY

Section 2.01          Formation.

(a)           The Members hereby agree to continue the Company as a limited liability company pursuant to the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement.

(b)           The Company was formed as a Delaware limited liability company pursuant to the Delaware Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on March 26, 2012.  The Members and the Manager hereby agree that the Company shall be governed by, and the rights, duties and liabilities of the Members and the

Manager shall be as provided in, the Delaware Act and this Agreement.  To the extent that the rights or obligations of any Member or the Manager are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

(c)           Carson Sieving, as an “authorized person” within the meaning of the Delaware Act, has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware and the Members hereby ratify and approve in all respects such execution, delivery and filing of the Certificate of Formation by such authorized person. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an authorized person ceased.

(d)           The Members hereby ratify and approve the Initial Member’s execution of consents, agreements, documents and instruments, as applicable, on the Company’s behalf and the filing of forms and documents with Governmental Authorities and agencies prior to the execution of the Prior Agreement.

Section 2.02          Name.  The name of the Company shall be EPE Employee Holdings, LLC. Subject to all applicable laws, all business of the Company shall be conducted in such name or under such other name or names as the Manager shall determine to be necessary or appropriate.  The Manager shall cause to be filed on behalf of the Company such assumed or fictitious name certificates or similar instruments as may from time to time be required by law.

Section 2.03          Qualification; Filings.  The Manager shall cause any “authorized person” within the meaning of the Delaware Act to file and record any amendments and/or restatements to the Certificate of Formation and such other certificates and documents (and any amendments or restatements thereof) as may be required under the laws of the State of Delaware and of any other jurisdiction in which the Company may conduct business.  The Manager shall have authority to cause the Company to be qualified, formed, reformed or registered in any jurisdiction in which the Company transacts business if such qualification, formation, reformation or registration is necessary or desirable in order to protect the limited liability of the Members or to permit the Company lawfully to transact business in such jurisdiction, including under any assumed or fictitious name statutes or similar laws in any such jurisdiction.

Section 2.04          Term.  The term of the Company began on March 26, 2012, the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware, and the Company shall have perpetual existence unless sooner dissolved and its affairs wound up as provided in Article XI.

Section 2.05          Registered Agent and Registered Office.  The name of the registered agent of the Company for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, and the address of such registered agent and the address of the registered office of the Company in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  Such office and such agent may be changed to such place within the State of Delaware and any successor registered agent, respectively, as may be determined from time to time by the Manager in accordance with the Delaware Act.

Section 2.06          Purposes.  The Company has been formed for the exclusive purpose of owning certain interests in Holdco, receiving Fees and those activities necessarily incidental thereto.

Section 2.07          Powers of the Company.  The Company shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.06.

Section 2.08          Partnership Status.  Subject to Section 6.02, the Members intend that the Company shall be treated as a partnership for federal, state and local tax purposes to the extent such treatment is available, and agree to take such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent therewith; provided, however, that the Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purposes other than federal, state and local tax purposes, and this Agreement shall not be construed to suggest otherwise.

Section 2.09          Ownership of Property.  Legal title to all Property, conveyed to, or held by the Company shall reside in the Company and shall be conveyed only in the name of the Company and no Member or any other Person, individually, shall have any ownership of such Property.

Section 2.10          Resignation and Replacement of the Initial Manager.  Pursuant to Section 7.02 of the Prior Agreement, and in accordance with the Delaware Act, the Initial Manager hereby resigns from the Company and appoints Holdco as the replacement manager of the Company, upon the execution of this Agreement.

Section 2.11          Coordination Between the Members and Holdco.  The Company has been formed as a special purpose investment vehicle through which the Members indirectly invest in Holdco.  In accordance with the Section 2.01 Principle, the Parties agree and acknowledge that:

(a)           the Company may exercise, enforce or seek the benefit of any of its Applicable Rights with respect to one or more of the Members pursuant to the Section 2.01 Principle;

(b)           the Company is expected to take any and all actions with respect to one or more of the Members reasonably necessary to allow the Company to comply with or satisfy its Applicable Obligations, in each case, pursuant to the Section 2.01 Principle;

(c)           the Company may recognize and give effect to any Applicable Understanding with respect to one or more of the Members pursuant to the Section 2.01 Principle; and

(d)           whenever the Company has the right to vote on, consent to, approve or has been afforded any other similar rights with respect to any matter under the Holdco Agreement or the Company Governing Documents, the Company’s vote, consent, approval or exercise of such other similar right shall be cast or exercised on a “look-through” basis, as though each Member providing instructions (as contemplated below) was exercising such vote, consent, approval or similar right directly in accordance with the Section 2.01 Principle and, in each case, based on each such Member’s instructions to the Company with respect to such vote, consent, approval or other similar right; provided, that to the extent the Company is obligated to vote, consent approve or exercise such other similar right in a specific manner pursuant to the Holdco Agreement, the Manager shall vote the Company’s Holdco B Shares, consent, approve or exercise such other similar right in such manner in accordance with the Section 2.01 Principle, without the need to receive instructions from, or consult, any Member.

Each Member agrees to take any and all such actions requested by the Manager as are reasonably necessary to allow the Company to effect the foregoing and to enable the Company to satisfy the obligations and liabilities imposed on the Company under the Holdco Agreement.

ARTICLE III
BOOKS AND RECORDS; MEMBERS

Section 3.01          Tax and Accounting Information; Banking.

(a)           Accounting Method.  For financial reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting and in accordance with GAAP, in each case, applied in a consistent manner and such books and records shall reflect all Company transactions.

(b)           Tax Returns.

(i)            The Company shall timely cause to be prepared by a nationally recognized accounting firm (chosen by the Manager in its sole discretion) all federal, state, local and foreign tax returns (including information returns) of the Company, which may be required by a jurisdiction in which the Company operates or conducts business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed.

(ii)           Within ninety (90) days after the end of each Fiscal Year, the Company shall furnish to each Person that was a Member during such Fiscal Year all information required to be reported in the tax returns of such Person for tax jurisdictions in which the Company is doing business, including a report (including Schedule K-1, if applicable) indicating such Person’s share in the Company’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Person to prepare its federal, state and other tax returns.  The Manager shall provide each such Person with an estimate of such information by March 1 of the following Fiscal Year.  The Manager shall provide each such Person with sufficient information for such Person to pay estimated taxes with respect to the Company at least fifteen (15) days before such estimated taxes are due.  The Manager will provide each current or former Member with any information reasonably requested by such Member in connection with the filing of any tax return by such Member or an Affiliate of such Member, any tax audit or proceeding relating to such Member or an Affiliate of such Member or any tax planning of such Member or an Affiliate of such Member.

(c)           Inconsistent Positions; Audits.  No Member shall take a position on its income tax return with respect to any item of Company income, gain, deduction, loss or credit that is different from the position taken on the Company’s income tax return with respect to such item

(as reflected on the applicable Schedule K-1 provided to such Member).  If any current or former Member or any Affiliate of a current or former Member would be materially adversely affected by any audit or administrative or judicial proceeding with respect to the Company, the Manager shall (to the extent practicable under the circumstances) consult with such Member in good faith in connection with the negotiation, settlement or the making of any material decision with respect to such audit or proceeding.  The Company shall provide to such Member any information reasonably requested by such Member in connection with any such audit or proceeding.

(d)           Bank Accounts.  The Manager shall cause one or more bank accounts to be maintained in the name of the Company in such bank or banks as may be determined by the Manager, which accounts shall be used for the payment of expenditures incurred by the Company and in which shall be deposited any and all receipts of the Company.  All such receipts shall be and remain the property of the Company, shall be received, held and disbursed by the Company at the times determined by the Manager (in its sole discretion) for the purposes specified in this Agreement and shall not be commingled with the funds of any other Person.

Section 3.02          Admission of Members.

(a)           The name, address, class and number of Class B Units held of record of each Member, and the respective Series Sharing Percentage of each Member, in each case as of the Restructuring Date, are set forth on Schedule A.  Notwithstanding anything to the contrary in this Agreement, when any Class B Units are repurchased, redeemed, forfeited or Transferred in accordance with this Agreement and an applicable Award Agreement, the Manager shall cause the Company to promptly thereafter amend Schedule A and the books and records of the Company to reflect such repurchase, redemption, forfeiture or Transfer, the admission of Substitute Members and the resulting Series Sharing Percentage of each Member and no consent of any Member shall be required in connection with any such amendment.

(b)           No Transferee of any Units shall be admitted as a Member hereunder or acquire any rights hereunder, including any voting rights or the right to receive distributions and allocations in respect of the Transferred Units unless (i) such Units are Transferred in compliance with the provisions of this Agreement (including Article VIII) and in accordance with the applicable Award Agreement and (ii) such Transferee shall have executed and delivered to the Company such instruments as the Manager deems necessary or desirable, in its reasonable discretion, to effectuate the admission of such Transferee as a Member and to confirm the agreement of such Transferee to be bound by all the terms and provisions of this Agreement, including an Addendum Agreement and/or Award Agreement.  Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee shall be deemed admitted to the Company as a Member.  A Substitute Member shall enjoy the same rights, and be subject to the same obligations, hereunder as its Transferor; provided, that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Units so Transferred.  As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission of a Substitute Member.  Notwithstanding anything to the contrary herein, including Section 12.12, in the event of any admission of a Substitute Member pursuant to this Section

 3.02(b), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including Schedule A attached hereto) in connection therewith shall only require execution by the Company, the Manager and such Substitute Member to be effective.

(c)           If a Member shall Transfer all (but not less than all) its Units, the Member shall thereupon cease to be a Member of the Company; provided, however, that notwithstanding the foregoing, such Member shall continue to be bound by the provisions of Section 12.13.

Section 3.03          Books and Records.  During regular business hours, upon reasonable notice and in a manner that does not unreasonably interfere with the business of the Company, each Member shall, at such Member’s own expense, have access to inspect the Company’s books and records at the Company’s principal office or at such other offices of the Company where such records are kept. It is acknowledged, understood and agreed that the information contained on Schedules A and B of this Agreement, Schedule A of the Subscription Agreement, Schedules A and B of the EMI Agreement and Schedule A of the MIP Agreement, each as amended from time to time, other than the names and addresses of the Members, the aggregate number of Units issued, the aggregate Capital Account balance, and information on the applicable Schedule that is opposite the name of the requesting Person, shall not be provided to any Member (other than a Member who is (i) the chief executive officer or chief financial officer of Holdco or (ii) an employee of Holdco or any of its Subsidiaries who the chief executive officer or chief financial officer of Holdco has determined needs to know the information on such schedules in order to carry out the functions of such employee’s employment with Holdco or any of its Subsidiaries) for the purpose of preserving privacy with respect to Unit ownership of the Members and the ownership of Holdco and its members, unless the Manager determines otherwise.

Section 3.04          Limited Voting Rights of Members.

(a)           Except as otherwise provided in this Agreement or as otherwise required by law, any matter requiring the vote, approval or consent of the Members shall be approved or consented to by a written instrument indicating such vote, consent or approval duly executed by the Members that together hold, in the aggregate, at least fifty-one percent (51%) of the Class B Units then entitled to vote thereon.

(b)           Whenever the Company has the right to vote on, consent to, approve or has been afforded any other similar rights with respect to any matter under the Holdco Agreement or the Company Governing Documents, the Company’s vote, consent, approval or exercise of such other similar right shall be cast or exercised on a “look-through” basis, in accordance with Section 2.11(d).

(c)           If, pursuant to this Agreement, any Member is not entitled to cast a vote, give a consent or provide or withhold any approval under this Agreement or otherwise, the determination as to whether the matter under consideration has been approved or consented to shall be made without regard to the Units or Capital Contributions of such Member in counting the necessary votes, consents or approvals.

ARTICLE IV
UNITS

Section 4.01          Authorized and Outstanding Class B Units.

The Company is hereby authorized to issue up to 808,304 Units in the aggregate and, as of the date hereof, has issued 808,304 Units representing a single class of Units (a “Class”), called Class B (the “Class B Units”), each having the rights, obligations and other features provided in this Agreement.  As of the date hereof, such Class B Units consist of 805,404 Class B-1 Units and 2,900 Class B-2 Units.  The Company shall not be authorized to issue any additional Units; provided, however, that such number of authorized Class B Units shall be adjusted to correspond to the number of Holdco B Shares issued and outstanding pursuant to Section 4.02(a) of the Holdco Agreement, as adjusted pursuant to the Holdco Agreement.  All Units issued hereunder shall be uncertificated unless otherwise determined by the Manager.  Schedule A lists each Person who has both entered into an Award Agreement and executed this Agreement on the date hereof and each Person’s number of Class B Units set forth in such Person’s Award Agreement.  Each such Person has previously received his or her Class B Units in consideration for the services provided and/or to be provided by such Person to or for the benefit of Holdco, EPE Acquisition, LLC or their respective Subsidiaries and each such Person is a Member of the Company and is shown as such on the books and records of the Company.

Section 4.02          No Preemptive Rights. No Person shall have preemptive rights to purchase any Securities or other interests issued or proposed to be issued by the Company.

Section 4.03          Certificates.  In the sole discretion of the Manager, issued and outstanding Units may be evidenced by certificates.  In addition to any other legend which the Company may deem advisable under the Securities Act, all certificates representing issued and outstanding Units shall be endorsed as follows:

“THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO NUMEROUS CONDITIONS AND RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFER, AS SPECIFIED IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “LLC AGREEMENT”) OF EPE EMPLOYEE HOLDINGS, LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE “COMPANY”) AND MAY BE SUBJECT TO ONE OR MORE MANAGEMENT INCENTIVE UNIT AGREEMENTS, AS MAY BE AMENDED FROM TIME TO TIME BETWEEN THE COMPANY AND ONE OR MORE OF THE MEMBERS OF THE COMPANY.

THE UNITS REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION, (B) MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS, AND (C) ARE SUBJECT TO AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THE LLC AGREEMENT, CERTAIN MANAGEMENT INCENTIVE UNIT AGREEMENTS AND THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 30, 2013, BY AND AMONG EP ENERGY CORPORATION AND THE OTHER PARTIES THERETO, AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME.”

ARTICLE V
CAPITAL CONTRIBUTIONS;
DISTRIBUTIONS AND ALLOCATIONS

Section 5.01          Capital Contributions.  No Member will have any obligation to make any Capital Contribution and no Member shall make any Capital Contribution without the prior written consent of the Manager.

(a)           Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other Property of the Company.

Section 5.02          Capital Accounts.

(a)           Maintenance of Capital Accounts.  The Company shall maintain a Capital Account for each Member on the books of the Company in accordance with the following provisions:

(i)            As of the Restructuring Date, the Capital Account of each Member shall be set forth on Schedule B.

(ii)           To each Member’s Capital Account there shall be credited:  (A) the amount of money and the Fair Market Value of any Property (other than money) contributed by such Member pursuant to any provision of this Agreement; (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.03(b); and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.

(iii)          To each Member’s Capital Account there shall be debited:  (A) the amount of money and the Fair Market Value of any Property (other than money) distributed to such Member pursuant to any provision of this Agreement; (B) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 5.03(b); and (C) and the amount of any liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company.

(iv)          In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  In the event that the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Company or the Members), the Manager may make such modification so long as such modification is not likely to have a material effect on the amounts distributed to any Person pursuant to Article XI upon the dissolution of the Company.  The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(9) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)           Succession to Capital Accounts.  In the event any Person becomes a Substitute Member in accordance with the provisions of this Agreement, such Substitute Member shall succeed to the Capital Account of the former Member to the extent such Capital Account relates to the Transferred Units.

(c)           Adjustments of Capital Accounts.  The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times:  (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for one or more Units; (ii) the distribution by the Company to a Member of more than a de minimis amount of property in respect of one or more Units; (iii) the issuance by the Company of more than a de minimis Profits Interest (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii), IRS Revenue Procedure 93-27, 1993-2 C.B. 343 until superseded by IRS Notice 2005-43, 2005-24 I.R.B. 1221 (May 20, 2005) and any similar subsequent authority); and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members (it being hereby acknowledged that such adjustments may not ordinarily be necessary or appropriate in the case of the issuance of a Profits Interest or in the case of a contribution for Units that do not represent a material percentage interest in the Company or are not issued at a valuation materially in excess of the book value of other Units of the same class, as then reflected in the Members’ Capital Accounts).

(d)           No Member shall be entitled to withdraw capital or receive distributions except as specifically provided herein.  A Member shall have no obligation to the Company, to any other Member or to any creditor of the Company to restore any negative balance in the Capital

Account of such Member.  Except as expressly provided elsewhere herein, no interest will be paid on the balance in any Member’s Capital Account.

(e)           Whenever it is necessary for purposes of this Agreement to determine a Member’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Member by the number of Units held of record by such Member.

Section 5.03          Distributions.

(a)           Subject to the remainder of this Section 5.03 and applicable law, all cash and Property (including Holdco A Shares in connection with a Class B Exchange) distributed to the Company based on the Company’s status as a holder of Holdco B Shares (the “Flow-Through Distributions”) shall be distributed by the Company among the corresponding series of Class B Units (and within each such series of Class B Units such Flow-Through Distributions shall be allocated pro rata in accordance with the respective Series Sharing Percentages of the Members holding Class B Units in such series).  Subject to Section 5.03(d), upon (i) the payment of fees by Holdco to the Company pursuant to Section 7(a) of the MIP Agreement, the Company shall distribute such fees to the Members in accordance with their Percentage Interests, and (ii) the payment of fees by Holdco pursuant to Section 7(b) of the MIP Agreement, the Company shall distribute such fees to the Members pro rata in accordance with their Class B Units that were subject to such Class B Exchange in which such fees were paid by Holdco (the fees paid by Holdco described in clauses (i) and (ii), “Fees”).  Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, except as otherwise expressly provided in the Holdco Agreement or the Corporate Governing Documents, Securities in Holdco shall not be distributed by the Company unless otherwise determined by the Board in its sole discretion.

(b)           Immediately prior to the consummation of a Threshold Capital Transaction or a Class B Exchange by Holdco, the Company shall distribute to each Member such Member’s pro rata portion in accordance with the respective Series Sharing Percentages of the Members holding Class B Units in such series of (i) in the case of a Threshold Capital Transaction, the Holdco B Shares held by the Company, or (ii) in the case of a Class B Exchange, the Class B Exchange Amount.  Upon the consummation of such Threshold Capital Transaction or Class B Exchange, as applicable, each Member shall be entitled to receive its pro rata portion in accordance with the respective Series Sharing Percentages of the Members holding Class B Units in such series of any Threshold Capital Proceeds or Holdco A Shares and/or cash in lieu of fractional Class A Shares, as applicable, distributable or issuable in respect of such Holdco B Shares to the extent set forth in the Holdco Certificate of Incorporation.  The Manager shall cause each Member to comply with and be bound by any representations, warranties, covenants and agreements (including indemnification obligations) on a pro rata basis in accordance with the respective Series Sharing Percentages of the Members holding Class B Units in such series, to the extent agreed by the Company in any documentation delivered to Holdco in connection with a Class B Exchange pursuant to the Certificate of Incorporation in accordance with the Section 2.01 Principle.  Upon a distribution of Holdco B Shares pursuant to this Section 5.03(b), each Member shall have cancelled, a number of his or her Class B Units equal to that number of Holdco B Shares received by such Member in connection with such Threshold Capital Transaction or Class B Exchange (as applicable), and each such Class B Unit shall be deemed cancelled automatically as of the time of receipt by such Member of the applicable Holdco B

Shares, and consequently, the Members shall not be entitled to any distributions in respect of such Class B Units following such cancellation.

(c)           If the number of Holdco B Shares to be distributed to a Member in connection with a Class B Exchange exceeds the number of Vested Units held by such Member, then, notwithstanding the vesting schedule set forth in the Award Agreement, a number of Unvested Units equal to such excess shall vest as of immediately prior to such Class B Exchange and be cancelled in connection with such Class B Exchange pursuant to Section 5.03(b) up to the Class B Exchange Amount, with any such Class B Units vesting earlier than as provided in the Award Agreement to be those out of the next successive group or groups of Class B Units scheduled to vest under the Award Agreement.

(d)           Notwithstanding anything to the contrary in this Agreement, if a distribution or amount otherwise payable to the Company pursuant to (or in accordance with) the Company Governing Documents or the Holdco Agreement is reduced as a result of the existence of any outstanding amounts under any loan made by Holdco or EMI to a Member to fund such Member’s purchase of EMI Units (a “Management Loan”), then (i) an amount equal to such reduction shall be deemed to have been paid by the Company pursuant to this Section 5.03 to such Member and then paid by such Member to Holdco in reduction of the amounts owing under such Management Loan (in accordance with the terms thereof), and the portion of the resulting distribution otherwise due to such Member from the Company shall be reduced accordingly and (ii) the portion of such distribution payable to each other Member shall be calculated as though the amount deemed to have been paid to the Member referred to in clause (i) of this Section 5.03(d) had been included in such distribution.

(e)           The Members acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, no distributions (excluding, for the avoidance of doubt, payments in respect of repurchases or other payments pursuant to Article VIII, if any, which shall be subject to the respective terms and provisions set forth therein) will be made by Holdco to the Company until after the consummation of a Threshold Capital Transaction.

Section 5.04          Allocations.

(a)           Net Income and Net Loss.  Except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Sections 5.04(b), Section 5.04(c) and Section 5.04(d), the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Members pursuant to Section 5.03 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), all Unvested Units became Vested Units, all Management Loans were satisfied, and the net assets of the Company were distributed in accordance with Section 5.03 to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b)           Special Allocations.  The following special allocations shall be made in the following order:

(i)            Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).  Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 5.04(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)           Member Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 5.04(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4), and shall be interpreted consistently therewith.

(iii)          Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income, gain and Simulated Gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided, that an allocation pursuant to this Section 5.04(b)(iii) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.04(b)(iii) were not in this Agreement.

(iv)          Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated to the Members in any manner determined by the Manager and permissible under the Treasury Regulations.

(v)           Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(vi)          Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vii)         Simulated Depletion. Simulated Depletion with respect to each Depletable Property shall be allocated to the Members in the same proportion that the Members (or their predecessors in interest) were allocated the Simulated Basis of such property.  For purposes of such computation, the Simulated Basis of each Depletable Property shall be allocated to each Member in accordance with such Member’s Capital Interest Percentage as of the time such Depletable Property is acquired by the Company, and shall be reallocated among the Members in accordance with the Members’ Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Carrying Values of the Company’s Depletable Properties pursuant to clause (ii) of the definition of Carrying Value.  For purposes of computing Simulated Depletion, the Company shall apply the simulated cost depletion method under Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

(viii)        Simulated Loss. Simulated Loss with respect to the disposition of a Depletable Property shall be allocated among the Members in proportion to their allocable shares of the total amount realized from such disposition under Section 5.05(c)(ii).

(ix)          Fee Income.  Any income attributable to the receipt by the Company of Fees shall be allocated among the Members in the manner in which such Fees are distributed to such Members pursuant to Section 5.03(a).

(c)           Curative Allocations. The allocations set forth in Section 5.04(b)(i) through (viii) and Section 5.04(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.04(c).  Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 5.04.

(d)           Loss Limitation.  Net Loss allocated pursuant to Section 5.04 hereof shall not exceed the maximum amount of Net Loss that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss pursuant to Section 5.04 hereof, the limitation set forth in this Section 5.04(d) shall be applied on a Member by Member basis and Net Loss not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

Section 5.05          Other Allocation Rules.

(a)           Interim Allocations Due to Percentage Interest Adjustment.  If a Unit is the subject of a Transfer, or the Members’ Series Sharing Percentages change pursuant to the terms of this Agreement during any Allocation Year, the amount of Net Income and Net Loss to be allocated to the Members for such entire Allocation Year shall be allocated to the portion of such Allocation Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Allocation Year, which commences on the date of such prior Transfer or change) and to the portion of such Allocation Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Allocation Year, which precedes the date of such subsequent Transfer or change), in accordance with an interim closing of the books using the semi-monthly convention pursuant to proposed Treasury Regulations Section 1.706-4(e)(2), and the amounts of the items so allocated to each such portion shall be credited or charged to the Members in accordance with Section 5.03(b) as in effect during each such portion of the Allocation Year in question.  Such allocation shall be made without regard to the date, amount or receipt of any distributions that may have been made with respect to the Transferred Unit.

(b)           Tax Allocations:  Code Section 704(c).  In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, with respect to any Property contributed to the Company (i) in the case of contributed Depletable Property, the adjusted tax basis of such Depletable Property, (ii) in the case of any other contributed Property, the income, gain, loss and deduction with respect to such Property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Carrying Value using an allocation method set forth in Treasury Regulation 1.704-3 determined by the Manager.  In the event the Carrying Value of such Property is adjusted pursuant to clause (ii) of the definition of Carrying

Value, (A) in the case of any Depletable Property, the adjusted tax basis of such Depletable Property shall be reallocated among the Members upon the occurrence of such adjustment, or (B) in the case of any other Property, subsequent allocations of income, gain, loss and deduction with respect to such Property, in either case shall be made in a manner to take account of any variation between the adjusted basis of such Property for U.S. federal income tax purposes and its Carrying Value as required by Code Section 704(c) and the applicable Treasury Regulations thereunder.  Following any allocation or reallocation of adjusted tax basis of Depletable Property, or for purposes of any other allocations subject to this Section 5.05(b), the Company shall, for each Depletable Property or other Property, select from the allocation methods described in Treasury Regulation Section 1.704-3 the method that the Manager determines is in the best interest of the Company and the Members.

(c)           Other Income Tax Allocations.

(i)            The deduction for depletion with respect to each Depletable Property shall, in accordance with Code Section 613A(c)(7)(D), be computed for U.S. federal income tax purposes separately by the Members rather than the Company.  Except as provided in Section 5.05(b), for purposes of such computation, the proportionate share of the adjusted tax basis of each Depletable Property shall be allocated among the Members based upon their relative Capital Interest Percentages as of the date of the acquisition of, or the addition of improvements capitalized in the basis subject to depletion of, such Depletable Property by the Company.  Further, upon the occurrence of an adjustment to the Carrying Values of the Depletable Properties of the Company pursuant to clause (ii) of the definition of Carrying Value, except as provided in Section 5.05(b), the proportionate share of the adjusted tax basis of each such Depletable Property shall be reallocated among the Members based upon the relative Capital Interest Percentages of the Members as of the date of such adjustment.  Each Member shall separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company.  Upon the request of the Company, each Member shall advise the Company of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection.  The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

(ii)           Except as provided in Section 5.05(b), for the purposes of the separate computation of gain or loss by each Member on the sale or disposition of each Depletable Property, the Company’s allocable share of the “amount realized” (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Members as follows:

(A)          first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Members in the same percentages as the depletable basis of such property was allocated to the Members pursuant to Section 5.04(b), except as otherwise provided in Section 5.05; and

(B)          second, the remainder of such amount realized, if any, shall be allocated among the Members in the same manner as Simulated Gain is allocated under Section 5.04(a).

(d)           In the event that final Treasury Regulations are promulgated by the United States Department of the Treasury requiring certain forfeiture allocations as contemplated by proposed Treasury Regulations Section 1.704-1(b)(4)(xii), the parties will amend this Agreement in such a manner as will be most beneficial to the non-forfeiting Members.

Section 5.06          Tax Withholding; Withholding Advances.

(a)           Tax Withholding.

(i)            If requested by the Company, each Member shall, if able to do so, deliver to the Company:  (A) an affidavit in form satisfactory to the Company that the applicable Member (or its direct or indirect owners, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (B) any certificate that the Company may reasonably request with respect to any such laws; and/or (C) any other form or instrument reasonably requested by the Company relating to any Member’s status under such law; provided, that, for the avoidance of doubt, in the absence of a change in law occurring after the date hereof and except as provided in Section 5.06(a)(iii), the Company shall not withhold U.S. federal income tax with respect to any Member that furnishes the Company with a duly completed and executed IRS Form W-9 that provides that such Member is either exempt from, or not subject to, backup withholding.  In the event that a Member (or its direct or indirect owners, as the case may be) fails or is unable to deliver to the Company an affidavit described in subclause (A) of this clause (i), the Company may withhold amounts from such Member in accordance with Section 5.06(b).

(ii)           After receipt of a written request of any Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member.  In addition, the Company shall, at the request of any Member, make or cause to be made (or cause the Company to make) any such filings, applications or elections; provided, that any such requesting Member shall cooperate with the Company, with respect to any such filing, application or election to the extent reasonably determined by the Company and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred by the Company and related thereto shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their respective Series Sharing Percentages.

(iii)          Notwithstanding anything in this Agreement to the contrary, to the extent that the issuance of Class B Units to a Member, the payment of Fees to a Member and/or any distribution, payment, transfer or other action or event with respect to a Member under this Agreement results in the receipt of compensation by such Member with respect to which the Company, Holdco or one of Holdco’s Subsidiaries has a tax withholding obligation pursuant to applicable law (including, without limitation, as a result of the filing of an election under Section 83(b) of the Code), then, unless other arrangements have been made that are acceptable to the Company, Holdco or one of Holdco’s Subsidiaries, as applicable, the Company is authorized to deduct or withhold, or cause to be deducted or withheld, from any payment of Fees or other amount owing to a Member hereunder the amount (in cash or Units, including Units that would otherwise be issued hereunder) of any applicable taxes payable in respect of such payment or amount, and to take such other actions as may be necessary in the opinion of the Company, Holdco or any of its Subsidiaries to satisfy its withholding obligations for the payment of such taxes.

(b)           Withholding Advances.  To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., backup withholding) (“Withholding Advances”), the Company may withhold such amounts and make such tax payments as so required.

(c)           Deemed Withholding Advances.  If amounts payable to the Company are reduced on account of taxes paid or withheld (directly or indirectly) by any Person, and such taxes are imposed on or with respect to one or more, but not all of the Members, the amount of the reduction shall be borne by the relevant Members and treated as if it were paid by the Company as a Withholding Advance with respect to such Members for all purposes of this Agreement.

(d)           Repayment of Withholding Advances.  All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances, plus two percent (2.0%) per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account), or (ii) with the consent of the Manager, in its sole discretion, be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing distributions otherwise payable to such Member.  Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) above, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon Dissolution) unreduced by the amount of such Withholding Advance and interest thereon.

(e)           Withholding Advances; Reimbursement of Liabilities.  Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto).

ARTICLE VI
CERTAIN TAX MATTERS

Section 6.01          Tax Matters Partner.  The “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code) of the Company shall be a Member designated by the Manager in its sole discretion.  The Tax Matters Partner shall use its reasonable efforts to comply with the responsibilities outlined in Sections 6221 through 6233 of the Code (including the Treasury Regulations promulgated thereunder) and shall have any powers necessary to perform fully in such capacity.  The Tax Matters Partner is authorized to represent the Company before taxing authorities and courts in tax matters affecting the Company and the Members in their capacity as such, and shall keep the Members promptly informed of any such administrative and judicial proceedings.  The Tax Matters Partner shall be entitled to be reimbursed by the Company for all reasonable third-party costs and expenses incurred by it in connection with any administrative or judicial proceeding affecting tax matters of the Company and the Members in their capacity as such.  The Tax Matters Partner shall not bind any Member to any settlement agreement or closing agreement without such Member’s prior written consent.  Any Member who enters into a settlement agreement with any tax authority with respect to any Company item shall notify the Tax Matters Partner of such settlement agreement and its terms within thirty (30) days after the date of settlement.  This provision shall survive any termination of this Agreement.

Section 6.02          U.S. Federal Income Tax Classification of the Company.  The Tax Matters Partner shall, for and on behalf of the Company, take all steps as may be required to maintain the Company’s classification as a partnership for U.S. federal income tax purposes.  By executing this Agreement, each of the Parties consents to the authority of the Tax Matters Partner to make any election consistent with such classification and shall cooperate in the making of any such election (including providing consents and other authorizations that may be required).  Except as provided herein, each Member has not taken, and shall not take (or omit to take), any action that would be inconsistent with the classification of the Company as a partnership for U.S. federal income tax purposes.

Section 6.03          Safe Harbor.  Each Member agrees that (a) if and when Proposed Treasury Regulations Section 1.83-3(l) and the proposed revenue procedure contained in IRS Notice 2005-43, 2005-24 I.R.B. 1221 (May 20, 2005) (together, the “Proposed Guidance”) or any substantially similar successor rules become effective, the Manager is authorized and directed to elect the safe harbor described therein, pursuant to which the fair market value of any interest in the Company that is transferred in connection with the performance of services will be treated as being equal to the liquidation value of that interest (the “Safe Harbor”), and (b) while the election described in this Section 6.03 remains effective, the Company and each of the Members (including any Member to whom a Unit is transferred in connection with the performance of services) shall comply with all requirements of the Safe Harbor described in the Proposed Guidance (or any substantially similar successor rules) with respect to all Units that are transferred in connection with the performance of services, including any requirement that such Member prepare and file all U.S. federal income tax returns reporting the income tax effects of each Unit issued by the Company in connection with the performance of services.  For purposes of the Safe Harbor, the Tax Matters Partner is hereby designated as the “partner who has responsibility for Federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor

Election” in accordance with the Proposed Guidance or any similar provision of any final pronouncement.  A Member’s obligations to comply with the requirements of this Section 6.03 shall survive such Member’s ceasing to be a Member of the Company and the termination, dissolution, liquidation and winding up of the Company.

ARTICLE VII
MANAGEMENT OF THE COMPANY

Section 7.01          Management of the Company by the Manager.  The management of the Company is vested in and shall be managed by one “manager” (as such term is defined in the Delaware Act) (the “Manager”). The Manager is hereby granted, the full and complete, power, authority and discretion for, on behalf of and in the name of the Company, to take such actions and manage and direct the business and affairs of the Company, as it may, in its sole discretion, deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement and the Delaware Act.  Except as otherwise expressly provided in this Agreement or required by the Delaware Act, to the fullest extent permitted by applicable law the Members (in their capacity as Members) will not participate in the control of the Company and will have no right, power or authority to act for or on behalf of or otherwise bind the Company and will have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Parties hereby agree that as of the date hereof, Holdco is and shall be the Manager until Holdco has resigned as Manager and a replacement Manager is appointed as Manager in accordance with Section 7.02.

Section 7.02          Resignation.  The Manager may not be removed by the Members, but the Manager may resign as Manager at any time.  Immediately prior to any such resignation, the Manager, acting in its sole discretion, shall appoint a replacement manager to serve as the Manager; provided, however, that if Holdco is no longer the Manager, then such replacement manager shall be appointed by Holdco.

Section 7.03          Agency Authority of Managers and Officers.  The Manager may authorize any officer or other Person to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company (but only for the purpose of deposit into the Company’s accounts) or to sign contracts and obligations on behalf of the Company.

Section 7.04          Limited Liability.  Subject to Article X, no Person who is a Manager or an officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager or an officer of the Company.

ARTICLE VIII
TRANSFERS OF UNITS

Section 8.01          Restrictions on Transfers.

(a)           Except as provided in this Article VIII, no Member shall Transfer all or any part of its Units or any right pertaining thereto, including the right to vote or consent on any matter or to receive distributions or advances from the Company pursuant thereto without the prior approval of the Board in its sole discretion.  Any such Transfer, either directly or indirectly, or issuance of Securities by a Member or a Permitted Transferee, with the purpose or effect of circumventing (as determined in good faith by the Manager) the foregoing restriction, shall not be in compliance with the provisions of this Agreement, and shall be deemed a Transfer by such Member of Units in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio.

(b)           It shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article VIII that:

(i)            the Transferor shall have provided to the Company prior written notice of such Transfer at least ten (10) Business Days in advance of such Transfer;

(ii)           the Transferee, in the case of a Transfer of Units, shall agree in writing to be bound by this Agreement and the terms of any Award Agreements to which such Units are subject and shall have executed and delivered an Addendum Agreement in the form attached thereto;

(iii)          the Transfer shall comply with all applicable federal, state or foreign laws, including securities laws;

(iv)          the Transfer will not subject the Company to any registration or reporting requirements of the Investment Company Act of 1940, as amended;

(v)           the Transfer shall not impose any material liability or reporting obligation on the Company, any Member (other than the Transferor or the Transferee) or the Manager in any jurisdiction, whether domestic or foreign, or result in the Company, any Member or the Manager becoming subject to the jurisdiction of any court or governmental entity anywhere, other than the states, courts and governmental entities in which the Company or the Manager is then subject to such liability, reporting obligation or jurisdiction;

(vi)          if at the time of the Transfer the Company is classified as a partnership for U.S. federal income tax purposes, the Transfer shall satisfy one or more safe harbor provisions of Treasury Regulations Section 1.7704-1 including Sections 1.7704-1(e), (f), (g), (h) and (j), relating to “publicly traded partnerships”;

(vii)         if at the time of the Transfer the Company is classified as a partnership for U.S. federal income tax purposes, the Transfer shall not cause a Dissolution Event or, unless the Manager determines it to be immaterial, a termination of the Company pursuant to Section 708 of the Code;

(viii)        the Transfer shall not cause all or any portion of the assets of the Company to constitute “plan assets” under United States Employee Retirement Income Security Act of 1974, as amended, or the Code; and

(ix)          upon the request of the Manager, any Member undertaking a Transfer of such Units pursuant to this Article VIII shall have delivered an opinion of counsel, in form and substance reasonably satisfactory to the Manager that such Transfer complies with the conditions set forth clauses (i) through (viii) of this Section 8.01(b).  The Manager may also request officer certificates and representations and warranties from the Transferee and Transferor as to the matters set forth in this Section 8.01(b) and such other factual matters as the Manager may reasonably request.

(c)           Notwithstanding anything to the contrary contained in Section 8.01 (other than the provisions of Section 8.01(b), which shall be applicable in any event), any Transfer by any Member of all or any of its respective Class B Units to (x) a spouse, lineal ancestor, lineal descendant, legally adopted child, brother or sister of such Member or (y) a lineal descendant or legally adopted child of a brother or sister of any Person described in the immediately preceding clause (x) (any Person described in the immediately preceding clause (x) or (y), a “Family Member”) or to a trust or other entity whose sole and exclusive beneficiaries are such Member and/or Family Members of such Member, provided, that such Transfers would not result in a violation of applicable law, including U.S. federal or state securities laws and such Transferee executes and delivers to the Company an Addendum Agreement (each such Transfer described in clause (x) or (y), a “Permitted Transfer” and each such Person receiving Class B Units pursuant to such Permitted Transfer, a “Permitted Transferee”) shall be permitted at any time without prior approval of the Manager.

(d)           Notwithstanding anything to the contrary contained in this Agreement, upon the consummation of any Transfer of Units permitted pursuant to this Article VIII, if such Transferor owes any amount pursuant to any Management Loan, then until such time as all outstanding amounts under such Management Loan have been repaid in full, the Company shall direct payment of the applicable consideration received pursuant to such Transfer first to the repayment of such Management Loan, or, to the extent such consideration is received by such Transferor, such Transferor shall pay such amounts to the Company or Holdco (as applicable) as lender under such Management Loan.

Section 8.02          Drag-Along Rights.

(a)           Within five (5) days after the receipt by the Company of a Drag-Along Notice, the Company shall forward such Drag-Along Notice to the Members.  Each Member shall, and shall cause each of its Affiliates to, cooperate in connection with the Drag-Along Sale and take all steps reasonably necessary or reasonably requested by Holdco, the Company, and the Drag-Along Purchaser to cancel the Holdco B Shares in accordance with the Holdco Agreement and otherwise consummate the Drag-Along Sale on the Drag-Along Terms (including by waiving any appraisal or dissenter’s rights that may exist under any applicable law, voting for or consenting to any merger, consolidation, sale of assets or similar transaction, executing any purchase agreements, merger agreements, escrow agreements or related documents, including instruments of Transfer and providing customary several, but not joint, representations, warranties and indemnities concerning such Member’s valid ownership of its Class B Units, free and clear of all Liens and encumbrances (other than those arising under applicable securities laws or in connection with the Drag-Along Sale) and such Member’s authority, power, and right to enter into and consummate agreements relating to such transactions without violating any applicable law or other agreement; provided, however, that such agreements, documents or instruments shall not contain any non-competition or similar restrictive covenants. Without limiting the generality of the immediately preceding sentence, each Member shall, subject to the provisions of any definitive agreement (including any limitations on indemnification set forth therein) entered into in connection with a Drag-Along Sale, indemnify, defend and hold harmless the Drag-Along Purchaser in any Drag-Along Sale, pro rata in accordance with the amount of consideration received by such Member in connection with such Drag-Along Sale as a proportion of the aggregate amount of consideration received by all Members together with all members of Holdco (excluding the Company) in connection with such Drag-Along Sale, from and against any losses, damages and liabilities arising from or in connection with (i) any breach of any representation, warranty, covenant or agreement of Holdco or the Company in connection with such Drag-Along Sale, and (ii) any other indemnification obligation in connection with such Drag-Along Sale relating to the business or potential liabilities of the Company or Holdco and its Subsidiaries; provided, that (A) such indemnification obligation shall be several and not joint, and (B) the aggregate maximum amount of such indemnification obligation shall not exceed the amount of consideration received by such Member with respect to its Class B Units in connection with such Drag-Along Sale.

(b)           Notwithstanding anything to the contrary herein, each Member acknowledges and agrees that, subject to the provisions of the Holdco Agreement, Holdco may structure a Drag-Along Sale such that some or all of the Holdco B Shares are either (i) exchanged by Holdco for newly issued Holdco A Shares pursuant to a Class B Exchange in accordance with the Holdco Certificate of Incorporation immediately prior to such Drag-Along Sale, which Holdco A Shares shall either be (A) freely transferable under securities laws by the Members under a resale registration statement to be filed and maintained effective at all times by the Holdco pursuant to applicable federal securities laws, or (B) sold in connection with such Drag-Along Sale, or (ii) sold directly to the Drag-Along Purchaser pursuant to such Drag-Along Sale, in accordance with Section 6.04(e) of the Holdco Agreement.

(c)           For the avoidance of doubt and notwithstanding anything to the contrary herein, (i) if any amount is outstanding pursuant to a Management Loan of a Member, then until such time as all outstanding amounts under such Management Loan have been repaid in full, such Member shall direct and the Company shall direct the net proceeds from such Drag-Along Sale otherwise payable to such Member to first be applied to repay such Management Loan or such portion thereof as may be repaid with such net proceeds and (ii) subject to the applicable reductions in clause (i) of this Section 8.02(c), the net proceeds received by the Company in such Drag-Along Sale shall be distributed in the manner in which Flow-Through Distributions are distributed pursuant to Section 5.03(a).

Section 8.03          Repurchase; Forfeiture.

(a)           General.  This Section 8.03 is subject to the provisions of any applicable Award Agreement. All Transferees and Substitute Members shall be subject to this Section 8.03.

(b)           Vesting Schedule.  Subject to Section 5.03(c), the Class B Units shall vest in accordance with the terms and conditions of the Award Agreement governing the issuance of such Class B Units.

(c)           Unit Repurchase and Forfeiture.  Class B Units shall be subject to forfeiture to the Company and repurchase by the Company as provided in the applicable Award Agreement.

(d)           Management Loans.  The Members acknowledge and agree that if any amount is outstanding pursuant to a Management Loan as of the date of such repurchase of Class B Units and the purchase price paid to the Company by Holdco for the Holdco B Shares is reduced as a result of the existence of such outstanding amounts, then an amount equal to such reduction shall be deemed paid by the Company to such Member as a portion of the purchase price for such Class B Units and the total purchase price for such Class B Units otherwise due to such Member shall be reduced by the amount of such reduction.

(e)           Repurchases Upon Request.  The Members shall have, in respect of their Class B Units, rights corresponding to those rights set forth in Section 6.07(d) of the Holdco Agreement (Repurchases Upon Request), which shall be exercisable (subject to limitations corresponding to those set forth in Section 6.07 of the Holdco Agreement) in accordance with the Section 2.01 Principle.

For the avoidance of doubt, any Class B Units repurchased pursuant to this Section 8.03 shall be deemed forfeited in full as of the time of receipt of payment therefor, whether in cash or by note or in accordance with Section 8.03(d), and consequently, the holders thereof shall not be entitled to any distributions in respect of such Class B Units for any period thereafter.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES;
CERTAIN OTHER AGREEMENTS

Section 9.01          Representations and Warranties of the Company.  By executing and delivering this Agreement, the Company hereby represents and warrants to each of the Members that the following statements are true and correct as of the date hereof:

(a)           The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware.  Since the date of its formation, the Company has not conducted any business or incurred any liabilities or obligations, other than liabilities and obligations pursuant to the Delaware Act, the Original LLC Agreements or any other agreement referenced herein.

(b)           Except as expressly disclosed in writing to the Members on the date hereof, the execution, delivery and performance by the Company of this Agreement are within the Company’s organizational powers, have been duly authorized by all necessary organizational action on its behalf, require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority, and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which the Company is a party.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(c)           The Class B Units have been duly authorized, validly issued and free and clear of any Liens other than those created by the Members or arising pursuant to this Agreement or any other agreement referenced herein.

(d)           The representations and warranties of Holdco, as set forth in the Holdco Agreement, are true and correct.

Section 9.02          Representations and Warranties of the Members.  By executing and delivering this Agreement, each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the date hereof, as of the date such Member was admitted to the Company and as of the date(s) such Member was issued Units:

(a)           Such Member’s Units are being held for its own account solely for investment and not with a view to resale or distribution thereof other than in compliance with all applicable securities laws and this Agreement.

(b)           If such Member is an entity, such Member is duly organized and validly existing under the laws of its jurisdiction of organization.  If such Member is a natural person, such Member has full legal capacity.

(c)           The execution, delivery and performance by such Member of this Agreement are within such Member’s corporate or other powers, as applicable, have been duly authorized by all necessary corporate or other action on its behalf (or, if such Member is an individual, are within such Member’s legal right, power and capacity), require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority, and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which such Member is a party or by which such Member or any of such Member’s properties is bound.  This Agreement has been duly executed and delivered by such Member and constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms, subject to the Enforceability Exceptions.

(d)           Such Member is familiar with the business, financial condition, properties, operations and prospects of Holdco, its Subsidiaries and the Company, and has asked such questions of the Company and the Manager and conducted such due diligence concerning such matters and concerning the Class B Units, this Agreement and the Holdco Agreement as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction. Such Member has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Manager, the Company, Holdco or any of its Subsidiaries or any director, officer, employee, agent or Affiliate of such Persons, other than as set forth in this Agreement.  Such Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of holding Class B Units and being a Member. Such Member understands that owning Class B Units involves various risks, including the restrictions on transferability set forth in this Agreement, lack of any public market for such Class B Units, the risk of owning Class B Units for an indefinite period of time and the risk of losing its entire investment in the Company. Such Member is able to bear the economic risk of such investment; and such Member acknowledges that the Class B Units have not been registered under the Securities Act or any other applicable federal or state securities laws, and that the Company has no intention, and shall not have any obligation, to register or to obtain an exemption from registration for the Class B Units or to take action so as to permit sales pursuant to the Securities Act (including Rules 144 and 144A thereunder).  Such Member has carefully considered and has, to the extent it believes necessary, discussed with legal, tax, accounting and financial advisors the suitability of an investment in the Company and holding Class B Units in light of its particular tax and financial situation, and has determined that the Class B Units are a suitable investment for such Member.

Section 9.03          Fiduciary Duties; Competing Activities.

(a)           To the fullest extent permitted by applicable law and notwithstanding any other provision of this Agreement, the Members hereby agree that pursuant to the authority of Sections 18-1101(c)-(e) of the Delaware Act, the Members hereby eliminate any and all fiduciary duties, at law, in equity or under this Agreement, of the Manager or the Members and their respective advisors, shareholders, partners, members, Representatives and Affiliates (in each case, other than those Persons who are or were employees of Holdco or its Subsidiaries) (each, a “Covered Investor”) that are owed to the Company or the Members and hereby agree that such Persons shall have no fiduciary duties to the Company or any Member; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, and, for the avoidance of doubt, shall not remove or supersede any restrictions or obligations placed on any employee of Holdco or any of its Subsidiaries, including, without limitation, any of the confidentiality, non-competition and non-solicitation obligations set forth in any employment agreements between the Holdco or any of its Subsidiaries and any employee of Holdco or any of its Subsidiaries and in any Award Agreements.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Investor otherwise existing at law or in equity to the Company or the Members, are agreed by the Members to replace such other duties and liabilities of each such Covered Investor.

(b)           In furtherance of the foregoing, the Members hereby agree that each Covered Investor may engage or invest in, independently or with others, any business activity of any type or description, including those that might be in the same business as or similar to the Company, Holdco or its Subsidiaries’ business and that might be in direct or indirect competition with the Company, Holdco or its Subsidiaries.  Neither the Company, nor Holdco or its Subsidiaries nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom.  The pursuit of any such ventures or activities by a Covered Investor, even if competitive with the business of the Company, Holdco or its Subsidiaries, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty by such Covered Investor with respect to the Company, Holdco or its Subsidiaries or the other Members.  No Covered Investor who is not an employee of Holdco or its Subsidiaries shall be obligated to present any investment opportunity or prospective economic advantage to the Company, Holdco or its Subsidiaries, even if the opportunity is of the character that, if presented to the Company, Holdco or its Subsidiaries, could be taken by the Company, Holdco or its Subsidiaries, and such Covered Investor shall have the right to hold such investment opportunity or prospective economic advantage for its own account or the account of its portfolio companies (as applicable) or to recommend such opportunity to Persons other than the Company, Holdco and its Subsidiaries and the Members.  In addition, to the maximum extent permitted from time to time under applicable law, the Company and the Members renounce any interest or expectancy in being offered an opportunity to participate in business opportunities that are from time to time presented to any Covered Investor who is not an employee of Holdco or its Subsidiaries, and the Company and the Members waive any claim related to the foregoing.  Each Member acknowledges that the Covered Investors may own and/or manage other businesses, including businesses that may compete directly or indirectly with the Company, Holdco or its Subsidiaries and for such Covered Investors’ time, and each such Member hereby waives any and all rights and claims which it may otherwise have against the Covered Investors as a result of any such activities.

ARTICLE X
LIMITATION ON LIABILITY; EXCULPATION
AND INDEMNIFICATION

Section 10.01       Limitation on Liability.  The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Representative of the Company, the Manager or the Members or their Representatives shall be obligated personally for any such debt, obligation or liability of the Company; provided, that the foregoing shall not alter a Member’s obligation to return funds wrongfully distributed to such Member.

Section 10.02       Exculpation and Indemnification.

(a)           To the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, the Company shall defend, indemnify and hold harmless each Covered Person from and against any and all Losses incurred or suffered by such Covered Person (whether as a result of any claim by any Member or any third party or otherwise) by reason of: (i) any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company in connection with the business of the Company; (ii) the fact that he or she is or was a Covered Person, or that such Covered Person is or was serving at the request of the Company as a manager, director, officer, member, partner, parent or other Representative of any other Person; or (iii) any other act or omission or alleged act or omission arising out of or in connection with the Company or the business of the Company, to the extent not reimbursed by insurance or other coverage, in each case, if: (A) such Covered Person acted or omitted to act in good faith and in the belief that such act or omission was in, or was not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful, (B) such Covered Person’s conduct did not constitute fraud, gross negligence or willful misconduct and (C) if such Covered Person is a Member, such Member’s conduct did not constitute a willful breach or violation of this Agreement.  The obligations of the Company under this Section 10.02 shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof.  There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith and is otherwise entitled to indemnification under this Section 10.02(a) and advancement of expenses under Section 10.02(b).

(b)           To the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit the Company:  (i) shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend or defending any threatened, pending or completed lawsuit, action, investigation, suit or proceeding to which such Covered Person is a party to or is threatened to be made a party to, relating to any Losses for which such Covered Person may be indemnified pursuant to Section 10.02(a); and (ii) shall reimburse the Manager for all reasonable costs and expenses incurred by it in performing in its capacity as the Tax Matters Partner or in connection with any administrative or judicial proceeding affecting tax matters of the Company and the Members in their capacity as such; provided, in each case, that such reimbursement and/or advancement shall only be provided to such Covered Person or the Tax Matters Partner (as applicable) upon receipt by the Company of an undertaking by or on behalf of such Covered Person or Tax Matters Partner (as applicable) that if it is finally judicially determined that such Person is not entitled to the indemnification provided pursuant to Section 10.02(a), then such Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

(c)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Covered Person reasonably believes are within his, her or its professional or expert competence.

(d)           The rights to indemnification and advancement of expenses and the remedies provided for in this Section 10.02 are not and shall not be deemed exclusive of any other rights or remedies to which any Covered Person may at any time be entitled under any applicable law, agreement, or otherwise, but each such right or remedy under this Article X shall be cumulative with all such other rights and remedies. No amendment, modification or repeal of this Section 10.02 or any provision hereof shall limit or restrict any right of any Covered Person under this Section 10.02 in respect of any action that such Covered Person has taken or omitted in that Covered Person’s capacity as such prior to such amendment, modification or repeal.

Section 10.03       Insurance.  The Company shall have the power to purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such Covered Person and incurred by such Covered Person in any such capacity, or arising out of such Person’s status as a Covered Person, whether or not the Company would have the power to indemnify such Covered Person against such liability under the provisions of Section 10.02 or under applicable law.

ARTICLE XI
DISSOLUTION AND TERMINATION

Section 11.01       Dissolution.

(a)           The Company shall not be dissolved by the admission of Substitute Members pursuant to this Agreement.

(b)           No Member shall (i) resign from the Company prior to the dissolution and winding up of the Company except in connection with a Transfer of Units pursuant to the terms of this Agreement, or (ii) take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by applicable law, hereby waives any rights to take any such actions under applicable law, including any right to petition a court for judicial dissolution under Section 18-802 of the Delaware Act.

(c)           The Company shall be dissolved and its business wound up upon the earliest to occur of any one of the following events (each a “Dissolution Event”):

(i)            at the election of the Members that together hold, in the aggregate, at least a majority of the then outstanding Class B Units; provided, that if such election is made prior to May 24, 2014, the Manager must consent to such election;

(ii)           the expiration of forty-five (45) days after the sale or other disposition of all or substantially all the assets of the Company (including by distribution to the Members) unless the Manager, in its sole discretion, determines otherwise; or

(iii)          the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act, in contravention of this Agreement.

(d)           The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member shall not in and of itself cause dissolution of the Company.

Section 11.02       Winding Up of the Company.

(a)           The Manager shall promptly notify the Members of any Dissolution Event.  Upon the occurrence of a Dissolution Event, the Company’s assets shall be liquidated in an orderly manner.  The Manager shall act as or appoint a liquidating trustee to wind up the affairs of the Company pursuant to this Agreement.  In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Members.

(b)           The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

(i)            first, to the creditors (including any Members or their respective Affiliates that are creditors) of the Company in satisfaction of all of the Company’s indebtedness (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

(ii)           second, to the Members, in accordance with Section 5.03, subject to the limitations of Article V, as promptly as practicable.

Section 11.03       Distribution of Property.  In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of Property in-kind, subject to the priority set forth in Section 11.02, the liquidating trustee shall have the right to compel each Member to accept a distribution of any Property in-kind (even if the percentage of the Property distributed to such Member differs from a percentage of that Property which is equal to such Series Sharing Percentages), with such distribution being based upon the amount of cash that would be distributed to such Members if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith.

Section 11.04       Termination.  The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article XI, and the Certificate of Formation shall have been cancelled in the manner required by the Delaware Act.

Section 11.05       Survival.  Termination, dissolution, liquidation or winding up of the Company for any reason shall not release any Party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other Party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

ARTICLE XII
MISCELLANEOUS

Section 12.01       Expenses.  Except as otherwise agreed to in writing by Holdco or any of its Affiliates prior to the date hereof, each Member shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its Representatives.  Notwithstanding the exception to the foregoing, each Member shall bear any such expenses incurred after the Restructuring Date.

Section 12.02       Further Assurances.  Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Manager, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 12.03       Notices.

(a)           Except as otherwise expressly provided in this Agreement, all notices, requests and other communications to any Party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such Party at the address or facsimile number specified for such Party on Schedule A hereto (or in the case of the Company, this Section 12.03(a)) or as such Party shall hereafter specify for the purpose by notice to the other Parties.  Each such notice, request or other communication shall be effective (i) if personally delivered, on the date of such delivery, (ii) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received, (iii) if delivered by an internationally recognized overnight courier, on the next Business Day after the date when sent, (iv) if delivered by registered or certified mail, three (3) Business Days (or, if to an address outside the United States, seven (7) days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (v) if given by any other means, when delivered at the address specified on Schedule A or in Section 12.03(b).

(b)           All notices, requests or other communications to the Company hereunder shall be delivered to the Company at the following address and/or facsimile number in accordance with the provisions of Section 12.03(a):

EP Energy Corporation
1001 Louisiana Street
Houston, TX 77002
Attention:  Marguerite Woung-Chapman
Facsimile:  (713) 997-4099

with copies to (which shall not constitute notice):

Apollo Management VII, L.P.
Apollo Commodities Management, L.P.,
with respect to Series I
9 West 57th Street
New York, NY 10019
Attention:  Laurie Medley
Telecopier:  (212) 515-3288

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:  John M. Scott
Facsimile:  (212) 757-3990

Section 12.04       No Third Party Beneficiaries.  Notwithstanding anything herein or in any other agreement to the contrary, this Agreement is not intended to confer any rights or remedies upon, and shall not be enforceable by any Person other than the actual Parties hereto, their respective successors and permitted assigns, and, solely with respect to the provisions of Article X, each Covered Person and, solely with respect to the provisions of Section 9.03, each Covered Investor.

Section 12.05       Waiver; Cumulative Remedies.  No failure by any Party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement.  Any Member by notice given in accordance with Section 12.03 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other Member.  No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.  The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any Party shall not preclude or waive its right to exercise any or all other rights or remedies.

Section 12.06       Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The Parties hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the Parties:  (a) agrees that this Agreement involves at least US $100,000.00; (b) agrees that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708(a); (c) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (d) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts; (e) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; (f) irrevocably acknowledges and agrees that the Company is a commercial business entity and is a separate entity distinct from its ultimate equity holders, Holdco and/or the executive organs of the government of any state and is capable of suing and being sued; (g) agrees that its entry into this constitutes, and the exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts performed for private and commercial purposes that shall not be deemed as being entered into in the exercise of any public function; (h) irrevocably appoints The Corporation Trust Company as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company at all times as its duly appointed agent in the State of Delaware (and the Company shall reasonably assist each Member, to the extent requested by such Member, with such appointment, including by informing The Corporation Trust Company of such appointment and assisting such Member with the delivery of any documentation required for such appointment to The Corporation Trust Company) for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons by an internationally recognized courier service to the address set forth next to its name in Schedule A or with respect to the Company, the address set forth in Section 12.03(b), with such service deemed effective on the fifth (5th) day after the date of such mailing; and (i) agrees that a final judgment in any such action or proceeding and from which no appeal can be made shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The Parties agree that any violation of this Section 12.06 shall constitute a material breach of this Agreement and shall constitute irreparable harm.

Section 12.07       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 12.08       Entire Agreement.  This Agreement together with the Award Agreements, the MIP Agreement, the Holdco Agreement and the Company Governing Documents constitutes the entire agreement among the Parties pertaining to the subject matter hereof and thereof and supersedes all prior agreements and understandings of the Parties in connection herewith and therewith, and no covenant, representation or condition not expressed in this Agreement, the MIP Agreement, any applicable Award Agreements, the Holdco Agreement or the Company Governing Documents shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

Section 12.09       Headings.  The titles of Articles and Sections of this Agreement are for convenience only and do not define or limit the provisions hereof.

Section 12.10       Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 12.11       WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12       Amendment. Except as otherwise expressly provided herein, this Agreement may be amended, modified or supplemented, and any provision hereof may be waived, only by a written instrument duly approved by the Board and the Members that together hold, in the aggregate, at least fifty-one percent (51%) of the Class B Units and duly executed by the Manager; provided, however, that the Manager may, without the consent of any Member, amend or modify this Agreement (including Schedule A) or waive any provision of this Agreement (other than this Section 12.12), and/or the Certificate of Formation pursuant to a written instrument duly approved by the Board to the extent necessary or (as determined by the

Board) desirable to issue new Class B Units, and in accordance with the terms of this Agreement and the Holdco Agreement.

Section 12.13       Confidentiality.

(a)           Each of the Members shall, and shall direct those of its directors, officers, members, stockholders, partners, employees, attorneys, accountants, consultants, trustees, Affiliates and other Representatives (the “Member Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information without the express consent, in the case of Confidential Information acquired from the Company, of the Board or, in the case of Confidential Information acquired from another Member, such other Member, unless:

(i)            such disclosure shall be required by applicable law, governmental rule or regulation, court order, administrative or arbitral proceeding;

(ii)           such disclosure is reasonably required in connection with any tax audit involving the Company or any Member;

(iii)          such disclosure is reasonably required in connection with any litigation against or involving the Company or any Member; or

(iv)          such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Member’s Units in the Company; provided, that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the Manager so that it may require any proposed Transferee that is not a Member to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 12.13 (excluding this clause (iv)) prior to the disclosure of such Confidential Information.

(b)           “Confidential Information” shall mean any information related to the activities of the Company, Holdco and its Subsidiaries and members and managers, the Members and their respective Affiliates that a Member may acquire from the Company, Holdco or its Subsidiaries, members or managers, the Manager or the Members, or their respective Representatives, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Member), (ii) was available to a Member on a non-confidential basis prior to its disclosure to such Member by the Company, or (iii) becomes available to a Member on a non-confidential basis from a third party, provided such third party is not known by such Member, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Company.  Such Confidential Information may include information that pertains or relates to the business and affairs of any other Member or any other Company or Holdco matters. Confidential Information may be used by a Member and its Member Parties only in connection with Company matters and in connection with the maintenance of its Units in the Company.

(c)           In the event that any Member or any Member Parties of such Member is required to disclose any of the Confidential Information, such Member shall use commercially reasonable efforts to provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and such Member shall use commercially reasonable efforts to cooperate with the Company in any effort any such Person undertakes to obtain a protective order or other remedy.  In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 12.13, such Member and its Member Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.

(d)           Notwithstanding the provisions of Section 2.11 and the foregoing provisions of this Section 12.13, this Section 12.13 shall not apply in respect of any Member who is or has been a party to any Award Agreement or employment agreement with Holdco or any of its Subsidiaries containing provisions as to confidentiality (which shall instead govern their obligations of confidentiality); provided, that each such Member shall nevertheless also be subject to this Section 12.13 with respect to Confidential Information consisting of:  (i) the terms, provisions and existence of this Agreement, the Holdco Agreement and any agreement referenced therein or herein, (ii) any information relating to the Members, the members of Holdco, the Company or their respective Affiliates (including, as applicable, the identities of such Persons, information relating to their interests in Holdco or the corporate ownership structure of Holdco, its members or the Company) and (iii) any information obtained by or provided to such Member under the Holdco Agreement or this Agreement (including pursuant to the Section 2.01 Principle) or through any Board Observer designated by EMI or the chief executive officer of Holdco, whether through such Board Observer’s or such chief executive officer’s attendance of any Board meetings or receipt of written materials distributed to each Board Observer or such chief executive officer, in each case solely in its capacity as a representative on the Board, except that any such covered information shall not be deemed to include any information presented by management of Holdco to the Board that relates to ordinary course financial or operational matters).

Section 12.14       Representation by Counsel.  Each of the Parties has been represented by, or has had an opportunity to consult with, legal counsel in connection with the drafting, negotiation and execution of this Agreement.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or arbitrator or any Governmental Authority by reason of such Party having drafted or being deemed to have drafted such provision.

Section 12.15       Exhibits and Schedules.  All Exhibits and Schedules attached to this Agreement are incorporated and shall be treated as if set forth herein.

Section 12.16       Specific Performance.  The Parties acknowledge that money damages may not be an adequate remedy for breaches or violations of this Agreement and that any Party, in addition to any other rights and remedies which the Parties may have hereunder or at law or in equity, may, in its sole discretion, apply to a court of competent jurisdiction in accordance with Section 12.06 for specific performance or injunction or such other equitable relief as such court may deem just and proper in order to enforce this Agreement in the event of any breach of the provisions of this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party hereby waives (a) any objection to the imposition of such relief, and (b) any requirement for the posting of any bond or similar collateral in connection therewith.

Section 12.17       Reliance on Authority of Person Signing Agreement.  If a Member is not a natural person, neither the Company nor any other Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual, or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

THE COMPANY:

EPE MANAGEMENT INVESTORS, LLC

By its manager:

EP ENERGY CORPORATION

By:	/s/ Brent J. Smolik
	Name:	Brent J. Smolik
	Title:	President and Chief Executive Officer

THE MANAGER:

EP ENERGY CORPORATION

By:	/s/ Brent J. Smolik
	Name:	Brent J. Smolik
	Title:	President and Chief Executive Officer

THE INITIAL MANAGER (solely for the purposes of Section 2.10):

EPE ACQUISITION, LLC

By:	/s/ Brent J. Smolik
	Name:	Brent J. Smolik
	Title:	President and Chief Executive Officer

Signature Page to Third Amended and Restated Limited Liability Company Agreement
of EPE Employee Holdings, LLC

SCHEDULE A

MEMBERS

	Name of Member	Number of Class B Units Held of Record	Series Sharing Percentage	Series of Class B Units	Notice Information
1.	Brent J., Smolik	207,985	25.8236860010628000%	B-1	***
2.	Dane E. Whitehead	69,328	8.6078539465907800%	B-1	***
3.	Clayton A. Carrell	69,328	8.6078539465907800%	B-1	***
4.	John D. Jensen	69,328	8.6078539465907800%	B-1	***
5.	Marguerite N. Woung-Chapman	27,731	3.4431167463782200%	B-1	***
6.	***	18,488	2.2954939384458000%	B-1	***
7.	***	27,731	3.4431167463782200%	B-1	***
8.	***	18,488	2.2954939384458000%	B-1	***
9.	***	16,177	2.0085571961400700%	B-1	***
10.	***	18,488	2.2954939384458000%	B-1	***
11.	***	18,488	2.2954939384458000%	B-1	***
12.	***	18,488	2.2954939384458000%	B-1	***
13.	***	18,488	2.2954939384458000%	B-1	***
14.	***	16,177	2.0085571961400700%	B-1	***
15.	***	4,520	0.5612090329822050%	B-1	***
16.	***	8,046	0.9990017432245180%	B-1	***

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  *** indicates that confidential treatment has been requested with respect to this omitted information.

17.	***	4,617	0.5732526781590360%	B-1	***
18.	***	4,471	0.5551251297485490%	B-1	***
19.	***	4,471	0.5551251297485490%	B-1	***
20.	***	4,368	0.5423365168288210%	B-1	***
21.	***	4,368	0.5423365168288210%	B-1	***
22.	***	2,866	0.3558462585236730%	B-1	***
23.	***	4,576	0.5681620652492410%	B-1	***
24.	***	2,866	0.3558462585236730%	B-1	***
25.	***	6,192	0.7688067106694280%	B-1	***
26.	***	2,866	0.3558462585236730%	B-1	***
27.	***	2,866	0.3558462585236730%	B-1	***
28.	***	4,340	0.5388600006953030%	B-1	***
29.	***	4,534	0.5629472910489640%	B-1	***
30.	***	2,866	0.3558462585236730%	B-1	***
31.	***	4,430	0.5500345168387540%	B-1	***
32.	***	11,450	1.4216467760279300%	B-1	***
33.	***	4,576	0.5681620652492410%	B-1	***
34.	***	4,492	0.5577325168486870%	B-1	***
35.	***	4,471	0.5551251297485490%	B-1	***

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  *** indicates that confidential treatment has been requested with respect to this omitted information.

36.	***	4,676	0.5805781942975200%	B-1	***
37.	***	2,866	0.3558462585236730%	B-1	***
38.	***	4,514	0.5604640652393090%	B-1	***
39.	***	2,866	0.3558462585236730%	B-1	***
40.	***	4,430	0.5500345168387540%	B-1	***
41.	***	4,471	0.5551251297485490%	B-1	***
42.	***	2,866	0.3558462585236730%	B-1	***
43.	***	6,208	0.7707932913171530%	B-1	***
44.	***	2,866	0.3558462585236730%	B-1	***
45.	***	2,866	0.3558462585236730%	B-1	***
46.	***	6,600	0.8194645171864060%	B-1	***
47.	***	4,498	0.5584774845915840%	B-1	***
48.	***	4,409	0.5474271297386160%	B-1	***
49.	***	2,866	0.3558462585236730%	B-1	***
50.	***	4,783	0.5938634523791790%	B-1	***
51.	***	4,181	0.5191183555085400%	B-1	***
52.	***	2,866	0.3558462585236730%	B-1	***
53.	***	3,848	0.4777726457777710%	B-1	***
54.	***	4,485	0.5568633878153080%	B-1	***

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  *** indicates that confidential treatment has been requested with respect to this omitted information.

55.	***	4,492	0.5577325168486870%	B-1	***
56.	***	4,680	0.5810748394594510%	B-1	***
57.	***	4,514	0.5604640652393090%	B-1	***
58.	***	1,588	0.1971681292866690%	B-1	***
59.	***	2,900	100.0000000000000000%	B-2	***
	TOTAL	808,304

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  *** indicates that confidential treatment has been requested with respect to this omitted information.

SCHEDULE B

CAPITAL ACCOUNTS

	Name of Member	Capital Account Balance
1.	Brent J. Smolik	$0.00
2.	Dane E. Whitehead	$0.00
3.	Clayton A. Carrell	$0.00
4.	John D. Jensen	$0.00
5.	Marguerite N. Woung-Chapman	$0.00
6.	***	$0.00
7.	***	$0.00
8.	***	$0.00
9.	***	$0.00
10.	***	$0.00
11.	***	$0.00
12.	***	$0.00
13.	***	$0.00
14.	***	$0.00
15.	***	$0.00
16.	***	$0.00
17.	***	$0.00
18.	***	$0.00
19.	***	$0.00
20.	***	$0.00
21.	***	$0.00
22.	***	$0.00
23.	***	$0.00
24.	***	$0.00
25.	***	$0.00
26.	***	$0.00
27.	***	$0.00
28.	***	$0.00
29.	***	$0.00
30.	***	$0.00
31.	***	$0.00
32.	***	$0.00
33.	***	$0.00
34.	***	$0.00
35.	***	$0.00
36.	***	$0.00
37.	***	$0.00
38.	***	$0.00
39.	***	$0.00
40.	***	$0.00
41.	***	$0.00
42.	***	$0.00
43.	***	$0.00
44.	***	$0.00
45.	***	$0.00
46.	***	$0.00

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  *** indicates that confidential treatment has been requested with respect to this omitted information.

B-1

47.	***	$0.00
48.	***	$0.00
49.	***	$0.00
50.	***	$0.00
51.	***	$0.00
52.	***	$0.00
53.	***	$0.00
54.	***	$0.00
55.	***	$0.00
56.	***	$0.00
57.	***	$0.00
58.	***	$0.00
59.	***	$0.00

Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  *** indicates that confidential treatment has been requested with respect to this omitted information.

B-2

EXHIBIT A

Addendum Agreement

This Addendum Agreement  (this “Addendum Agreement”) is made this [      ] day of [                          ], 20[    ], by and between [                                          ] (the “Transferee”), [                                          ] (the “Transferor”), EPE Employee Holdings, LLC, a Delaware limited liability company (the “Company”), and the Manager pursuant to the terms of that certain Third Amended and Restated Limited Liability Company Agreement of the Company dated as of August 30, 2013, including all exhibits and schedules thereto (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Members entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company, the Members, the Managers and the Class B Units;

WHEREAS, the Transferee is acquiring Class B Units pursuant to a Transfer, in either case in accordance with the Agreement and any Award Agreement to which the Class B Units and/or the Transferee are subject, and in such amount as set forth in Section 4 below (the “Acquired Units”); and

WHEREAS, the Agreement requires that any Person to whom Class B Units are Transferred must enter into an Addendum Agreement binding the Transferee to the Agreement to the same extent as if it were an original party thereto and imposing the same restrictions and obligations upon the Transferee and the Acquired Units as are imposed upon the Members and the Units under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and as a condition of the purchase or receipt by the Transferee of the Acquired Units, the Transferee acknowledges and agrees as follows:

1.             The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring the Acquired Units in accordance with and subject to the terms and conditions of the Agreement and that the Acquired Units are subject to one or more Award Agreements.

2.             By the execution and delivery of this Addendum Agreement, the Transferee represents and warrants to, and agrees with the Company and the Transferor that the following statements are true and correct as of the date hereof:

(a)           The Transferee is holding the Acquired Units for its own account solely for investment and not with a view to resale or distribution thereof other than in compliance with all applicable securities laws and the Agreement.

Exhibit A-1

(b)           If the Transferee is an entity, the Transferee is duly organized and validly existing under the laws of its jurisdiction of organization.  If such Transferee is a natural person, such Transferee has full legal capacity.

(c)           Except as expressly disclosed in writing to the Company and the other Members, the execution, delivery and performance by the Transferee of this Addendum Agreement are within the Transferee’s corporate or other powers, as applicable, have been duly authorized by all necessary corporate or other action on its behalf (or, if the Transferee is an individual, are within such Transferee’s legal right, power and capacity), require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority on the part of the Transferee (except as expressly disclosed in writing to the Board prior to the date hereof), and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which the Transferee is a party or by which the Transferee or any of the Transferee’s properties is bound.  This Addendum Agreement has been duly executed and delivered by the Transferee and constitutes a valid and binding agreement of the Transferee, enforceable against the Transferee in accordance with its terms, subject to the Enforceability Exceptions.

(d)           The Transferee does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the execution, delivery or performance of this Addendum Agreement by the Transferee.

(e)           The Transferee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of holding the Acquired Units and being a Member. The Transferee understands that owning the Acquired Units involves various risks, including the restrictions on transferability set forth in this Agreement, lack of any public market for such Acquired Units, the risk of owning the Acquired Units for an indefinite period of time and the risk of losing its entire investment in the Company. The Transferee is able to bear the economic risk of such investment; is acquiring the Acquired Units for investment and solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, Transferring, offering to sell or Transfer, participating in any distribution or otherwise disposing of all or a portion of the Acquired Units; and the Transferee acknowledges the Acquired Units have not been registered under the Securities Act or any other applicable federal or state securities laws, and that the Company has no intention, and shall not have any obligation, to register or to obtain an exemption from registration for the Acquired Units or to take action so as to permit sales pursuant to the Securities Act (including Rules 144 and 144A thereunder).  The Transferee has carefully considered and has, to the extent it believes necessary, discussed with legal, tax, accounting and financial advisors the suitability of an investment in the Company and holding the Acquired Units in light of its particular tax and financial situation, and has determined that the Acquired Units are a suitable investment for the Transferee.

3.             The Transferee agrees that the Acquired Units are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound by, and

Exhibit A-2

shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the Agreement; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee as a Member unless and until the Company executes this Addendum Agreement confirming the due admission of the Transferee.  This Addendum Agreement shall be attached to and become a part of the Agreement.

4.             For good and valuable consideration, the sufficiency of which is hereby acknowledged by the Transferor and the Transferee, the Transferor hereby Transfers absolutely to the Transferee the Acquired Units, including, for the avoidance of doubt, all rights, title and interest in and to the Acquired Units, with effect from the date hereof.  It is hereby confirmed by the Transferor that the Transferor has complied in all respects with the provisions of the Agreement with respect to the transfer of the Acquired Units.  The number of Units currently held by the Transferor, and the number of Acquired Units to be transferred and assigned pursuant to this Addendum Agreement, are as follows:

Number of Class B Units of Each Series Held by the Transferor	Number of Acquired Units of Each Series

[ ]	[ ]

5.             The Transferee hereby agrees to accept the Acquired Units and hereby agrees and consents to become a Member and hereby is admitted as a Member.

6.             Any notice, request or other communication required or permitted to be delivered to the Transferee pursuant to the Agreement shall be given to the Transferee at the address and/or facsimile number listed beneath the Transferee’s signature below.

7.             This Addendum Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[Remainder of Page Intentionally Left Blank.]

Exhibit A-3

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

THE COMPANY:	EPE EMPLOYEE HOLDINGS, LLC

By its manager: EP ENERGY CORPORATION

By:
Name:
Title:

TRANSFEROR:	[INSERT NAME]

By:
Name:
Title:

TRANSFEREE:	[INSERT NAME]

By:
Name:
Title:

[INSERT TRANSFEREE’S ADDRESS]

Exhibit A-4